           CREDIT SUISSE

HOME EQUITY ASSET TRUST 2006-5

DERIVED INFORMATION  [6/06/06]

$47,200,000

Class M-8

 Mezzanine Bonds Offered

(Approximate)

$47,200,000

Class B-1

 Subordinate Bonds Offered

(Approximate)

[$835,975,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-5

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-130884.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Stress Run #1:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 2 CPR to 18 CPR over 14 months, 15 CPR thereafter.

•

3/27 ARM prepayment speed of 2 CPR to 15 CPR over 26 months, 15 CPR thereafter.

•

Fixed prepayment speed of 2 CPR to 10 CPR over 14 months, 10 CPR thereafter.

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
B/E CDR	8.1
WAL	20.4
Modified Duration	9.4
Principal Writedown	0.00
Total Collateral Loss	137,171,849
Total Collateral Loss %	16.1%
B-1
B/E CDR	7.6
WAL	22.4
Modified Duration	9.2
Principal Writedown	0.00
Total Collateral Loss	131,255,094
Total Collateral Loss %	15.4%

Stress Run #2:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 2 CPR to 50 CPR over 14 months, 50 CPR thereafter.

•

3/27 ARM prepayment speed of 2 CPR to 50 CPR over 26 months, 50 CPR thereafter.

•

Fixed prepayment speed of 2 CPR to 30 CPR over 14 months, 30 CPR thereafter.

•

Spot LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
B/E CDR	8.2
WAL	8.4
Modified Duration	5.8
Principal Writedown	0.00
Total Collateral Loss	57,830,942
Total Collateral Loss %	6.8%
B-1
B/E CDR	7.2
WAL	9.6
Modified Duration	6.2
Principal Writedown	0.00
Total Collateral Loss	51,386,380
Total Collateral Loss %	6.0%

Stress Run #3:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 2 CPR to 40 CPR over 14 months, then 40 CPR to month 26 and 10 CPR thereafter.

•

3/27 ARM prepayment speed of 2 CPR to 30 CPR over 14 months, then 30 CPR to month 38 and 10 CPR thereafter.

•

Fixed prepayment speed of 25 CPR for 36 months,  then 10 CPR thereafter.

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers passing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
B/E CDR	8.7
WAL	22.1
Modified Duration	9.7
Principal Writedown	0.00
Total Collateral Loss	111,667,949
Total Collateral Loss %	13.1%
B-1
B/E CDR	8.0
WAL	24.0
Modified Duration	9.3
Principal Writedown	0.00
Total Collateral Loss	105,708,989
Total Collateral Loss %	12.4%

Stress Run #4:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 2 CPR to 18 CPR over 14 months, then 40 CPR to month 26 and 40 CPR thereafter.

•

3/27 ARM prepayment speed of 2 CPR to 15 CPR over 26 months, then 30 CPR to month 38 and 30 CPR thereafter.

•

Fixed prepayment speed of 5 CPR.

•

Forward LIBOR +200 bps

•

To maturity

•

All triggers functional

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
B/E CDR	6.4
WAL	21.3
Modified Duration	9.5
Principal Writedown	0.00
Total Collateral Loss	82,256,793
Total Collateral Loss %	9.7%
B-1
B/E CDR	5.9
WAL	24.3
Modified Duration	9.4
Principal Writedown	0.00
Total Collateral Loss	77,034,496
Total Collateral Loss %	9.1%

Stress Run #5:

The below table displays the Breakeven CDR (the highest CDR that will not cause a write-down), Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 7 CPR thereafter

•

2/28 ARM default speed of 2 CDR for two years, 7 CDR thereafter

•

3/27 and 5/25 ARM default speed of 2 CDR for three years, 7 CDR thereafter

•

Fixed default speed of 2 CDR for two years, 10 CDR thereafter

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
WAL	13.8
Modified Duration	8.9
Principal Writedown	0.00
Total Collateral Loss	85,204,047
Total Collateral Loss %	10.0%
B-1
WAL	14.8
Modified Duration	8.8
Principal Writedown	0.00
Total Collateral Loss	85,204,047
Total Collateral Loss %	10.0%

Stress Run #6:

The below table displays the Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 7 CPR thereafter

•

2/28 ARM default speed of 4 CDR for two years, 9 CDR thereafter

•

3/27 and 5/25 ARM default speed of 4 CDR for three years, 9 CDR thereafter

•

Fixed default speed of 4 CDR for two years, 12 CDR thereafter

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
WAL	13.6
Modified Duration	8.9
Principal Writedown	0.00
Total Collateral Loss	105,637,388
Total Collateral Loss %	12.4%
B-1
WAL	14.9
Modified Duration	8.8
Principal Writedown	0.00
Total Collateral Loss	105,637,388
Total Collateral Loss %	12.4%

Stress Run #7:

The below table displays the Weighted-Average Life (WAL), the Modified Duration, Principal Write-down and Total Collateral Loss assuming:

•

2/28 ARM prepayment speed of 28 CPR for two years, 14 CPR thereafter

•

3/27 and 5/25 ARM prepayment speed of 18 CPR for three years, 9 CPR thereafter

•

Fixed prepayment speed of 15 CPR for two years, 7 CPR thereafter

•

DB Default Assumptions (See Appendix)

•

Forward LIBOR

•

To maturity

•

All triggers failing

•

45% loss severity, 12 months to recovery and 100% servicer advances

M-8
WAL	14.1
Modified Duration	9.1
Principal Writedown	0.00
Total Collateral Loss	93,245,505
Total Collateral Loss %	11.0%
B-1
WAL	15.2
Modified Duration	8.9
Principal Writedown	0.00
Total Collateral Loss	93,245,505
Total Collateral Loss %	11.0%

APPENDIX

DB Zwirin Default Curve

The DB Default Curve has a base CDR of 5% for ARMs and 4% for fixed-rate collateral.  For 3/27 or 5/25 collateral, subtract one from the CDR. For IO loans, add one to the CDR.  If the penalty term, hybrid term or IO term coincide, add two to the CDR.  If all three of the penalty term, hybrid term and IO term coincide, add four to the CDR.

Forward Libor Curve